Exhibit 99.1

For Immediate Release

LightPath Technologies to Acquire ISP Optics

Transformative Acquisition to Create a Global Infrared and Optical Company with Enhanced Growth Opportunities

ORLANDO, FL – August 8, 2016 – LightPath Technologies, Inc. (NASDAQ: LPTH) ("LightPath," the "Company" or "we"), a leading vertically integrated global manufacturer, distributor and integrator of proprietary optical and infrared components and high-level assemblies, today announced it has executed a definitive agreement to acquire ISP Optics Corporation ("ISP") for $18 million, of which $12 million will be payable in cash with the balance in the form of a note issued to the sellers.  Headquartered in New York State and with major manufacturing operations in Latvia, ISP is a premier manufacturer of advanced infrared optical components, coatings, and optical sub-systems.

In 2015, ISP generated, on a consolidated basis, $12.1 million of revenue, $1.5 million of net income and $3.1 million of adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"). LightPath plans to finance the cash portion of the purchase price through a combination of the offering and issuance of LightPath's common stock and debt financing.  Upon closing, ISP will become a wholly-owned subsidiary of LightPath.  LightPath expects the transaction to be accretive during the first 12 months.

Acquisition Highlights

•	Combines two fast-growing high technology infrared and optical product pioneers to establish a premier, global, leading-edge industrial technology company.
•	Combines LightPath's high-volume molding technology with ISP's high-value diamond turning, coatings and polishing capabilities.
•	ISP's primary vertical markets are infrared lenses for sensors, military electro-optical products and infrared imaging cameras.
•	ISP's 2015 consolidated revenues grew 17% year-over-year, and adjusted EBITDA was 25.7%
•	The ISP business broadens LightPath's global customer base significantly with nominal overlap.
•	Expands LightPath's market reach to include major operations in Asia, North America and now Europe with ISP's Latvian operation.
•	Generates significant synergies through cross-selling of products, expanded product offerings, greater production and assembly capabilities as well as material processing capabilities.
•	Expands LightPath's served available market (SAM) to $1.7 billion from $800 million.

Management Comments

Jim Gaynor, President and Chief Executive Officer of LightPath commented, "LightPath has made significant progress in growing revenues faster than the industry's growth.  We have reduced costs, improved margins, and increased profits and operating cash flows that have strengthened our balance sheet. Our core strengths in optical lens technology and manufacturing have allowed LightPath the opportunity to expand into the faster growing infrared market with the potential to capture more revenue and profit.

The acquisition of ISP Optics Corporation will accelerate growth and materially expand our size and, more importantly, our scope of products and capabilities. This acquisition accelerates our global growth strategy.  Bringing together the two companies creates substantial synergies such as the opportunity to cross sell LightPath's products to ISP's customer base and cross sell ISP's products to LightPath's customer base, expansion of each company's distribution channels benefiting from LightPath's strong Asian presence and ISP's strong European presence, leveraging the value of combining molded and turned product designs and in general increasing revenue through the expanded scope of product offerings.  This transaction enables LightPath to be a competitive global supplier with the potential to sustain higher levels of growth."

ISP Chief Executive Officer Mark Lifshotz said, "The collective technological capabilities of LightPath and ISP position us for continued high growth, with concentration in key markets for infrared sensors, global military electro-optical infrared products and infrared imaging cameras, among other mission critical and broad-based applications.  We are very excited about our combination with LightPath, one of the world's most accomplished optical technology leaders, to create an even more significantly competitive market participant.  Through the combined complementary capabilities and assets of these two companies we will create one full service company able to offer our customers a single source for all their infrared needs."

Transaction

The closing of the acquisition is subject to the satisfaction of various conditions, including the approval by LightPath's stockholders for LightPath to issue its common stock in connection with the acquisition.  LightPath intends to pursue and close the financing needed for the acquisition in the fourth quarter of calendar year 2016, with the acquisition expected to close at or around the same time.  LightPath will seek a fairness opinion with respect to the transaction.

Notices Regarding Sales of Securities

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein as potentially being offered in connection with the financing, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About ISP

ISP Optics Corporation is a vertically integrated manufacturer offering a full range of infrared products from high performance MWIR and LWIR lenses and lens assemblies.  The Company's infrared lens assembly product line includes athermal lens systems used in cooled and un-cooled thermal imaging cameras.  ISP manufactures in-house precision optical components including spherical, aspherical and diffractive coated infrared lenses.  ISP's optics processes allow it to manufacture its products from all of the important infrared materials and crystals.  Manufacturing processes include CNC grinding and CNC polishing, diamond turning, continuous and conventional polishing, optical contacting and advanced coating technologies.

Due to increases in demand over the past 18 months, ISP has implemented a major expansion in its diamond turning department and nearly doubling its production capacity.  This makes ISP one of the most diverse and agile diamond turning operations in the world and enables it to provide fast, high quality solutions for customers. ISP manufacturing includes state of the art turning machines from Moore Nanotechnology and Precitech as well as metrology equipment from Zygo and Taylor Hobson within its temperature controlled facilities.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) provides optics and photonics solutions for the industrial, defense, telecommunications, testing and measurement, and medical industries.  LightPath designs, manufactures, and distributes optical and infrared components including molded glass aspheric lenses and assemblies, infrared lenses and thermal imaging assemblies, fused fiber collimators, and gradient index GRADIUM® lenses.  LightPath also offers custom optical assemblies, including full engineering design support.  For more information, visit www.lightpath.com.
Forward-Looking Statements
This release includes statements that constitute "forward-looking statements" within the meaning of federal securities laws, which are statements other than historical facts and that frequently use words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "intend," "may," "plan," "position," "should," "strategy," "target," "will" and similar words.  All forward-looking statements speak only as of the date of this release.  Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved.  Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such statements.  This release contains certain forward-looking statements that are based on current plans and expectations and are subject to various risks and uncertainties.  Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control.  Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by us in our public filings with the Securities and Exchange Commission.  All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements.  Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:
Jim Gaynor, President & CEO	Dorothy Cipolla, CFO	Jordan Darrow
LightPath Technologies, Inc.	LightPath Technologies, Inc.	Darrow Associates, Inc.
Tel: 407-382-4003	Tel: 407-382-4003 x305	Tel: 512-551-9296
jgaynor@lightpath.com	dcipolla@lightpath.com	jdarrow@darrowir.com
Web: www.lightpath.com	Web: www.lightpath.com	Web: www.darrowir.com

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